EXHIBIT 99.1

OWENS MORTGAGE
INVESTMENT FUND

IMPORTANT SPECIAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas  ☒

A. Proposal-- THE BOARD OF DIRECTORS OF OWENS FINANCIAL GROUP, INC., THE SOLE GENERAL PARTNER OF OWENS MORTGAGE INVESTMENT FUND, A CALIFORNIA LIMITED PARTNERSHIP, RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSAL:

1. To adopt and approve the agreement and plan of merger, dated __________, 2013, by and between Owens Mortgage Investment Fund, a California Limited Partnership (the “Company”) and Owens Realty Mortgage, Inc., a recently formed Maryland corporation, and to approve the transactions contemplated thereby, pursuant to which the Company will be merged with and into Owens Realty Mortgage, Inc.  The merger agreement provides for Owens Realty Mortgage, Inc., as the surviving entity in the merger, to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes.

	For ☐	Against ☐	Abstain ☐
NOTE: To transact any other business that may properly come before the Special Meeting or any adjournment or postponement thereof.	IF A CHOICE IS NOT SPECIFIED, YOUR PROXY WILL VOTE FOR THE PROPOSAL.

Meeting Attendance Mark box to the right if you plan to attend the Special Meeting. ☐
B. Non-Voting Items Change of Address—Please print new address below.

C. Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy)—Please print date below.                          Signature 1—Please keep signature within the box.                        Signature 2—Please keep signature within the box.

Proxy—OWENS MORTGAGE INVESTMENT FUND

Owens Mortgage Investment Fund, a California Limited Partnership.
Special Meeting of Limited Partners, _________, 2013

This Proxy is Solicited on Behalf of the Board of Directors of Owens Financial Group, Inc.,
as sole General Partner of OWENS MORTGAGE INVESTMENT FUND, a California Limited Partnership.

The undersigned limited partner of Owens Mortgage Investment Fund, a California Limited Partnership (the “Company”), hereby revokes all previous proxies, acknowledges receipt of the Notice of Special Meeting of Limited Partners to be held on ______________ and the accompanying Proxy Statement, the terms of which are incorporated by reference, and appoints William C. Owens and Bryan H. Draper, and each of them, as Proxy or Proxies of the undersigned, with full power of substitution and resubstitution in each of them, to vote all units of the Company that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Special Meeting of Limited Partners of the Company to be held at ___________________________ on _______________ at ________________ (the “Special Meeting”), and at any adjournment or postponement thereof and to otherwise represent the undersigned at the Special Meeting, with the same force and effect as the undersigned might or could do if personally present thereat. The units represented by this Proxy shall be voted in the manner set forth on the reverse side.

 IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” THE MERGER PROPOSAL.  THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE